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                                                                     Exhibit 1.2


                      LEXINGTON CORPORATE PROPERTIES, INC.
                             a Maryland corporation


          2,500,000 shares of Common Stock, par value $.0001 per share


                               PRICING AGREEMENT


To:        Lexington Corporate Properties, Inc.
           355 Lexington Avenue
           New York, New York 10017


Ladies and Gentlemen:

     We understand that Lexington Corporate Properties, Inc., a Maryland corporation (the "Company"), proposes to issue and sell 2,500,000 shares of its common stock, par value $.0001 per share (the "Common Stock"). Subject to the terms and conditions set forth or incorporated by reference herein, we, the underwriters named below (the "Underwriters"), offer to purchase, severally and not jointly, the number of Shares opposite our respective names set forth below at the purchase price set forth below, and a proportionate share of Option Shares set forth below, to the extent any are purchased.


                              List of Underwriters

                                                              NUMBER
UNDERWRITER                                              OF INITIAL SHARES
-----------                                              -----------------
Bear, Stearns & Co. Inc.................................     1,320,000
McDonald & Company Securities, Inc......................       880,000
BancAmerica Robertson Stephens..........................        50,000
EVEREN Securities, Inc..................................        50,000
Schroder & Co., Inc.....................................        50,000
UBS Securities LLC......................................        50,000
Dain Bosworth Incorporated..............................        25,000
Harris Webb & Garrison, Inc.............................        25,000
Principal Financial Securities, Inc.....................        25,000
Tucker Anthony Incorporated.............................        25,000
                                                             ---------
         Total..........................................     2,500,000
                                                             =========

                   The Shares shall have the following terms:

Title:                                       Common Stock
Number of shares:                               2,500,000
Number of Option Shares:                          375,000
Initial public offering price per share:       $14.25
Purchase price per share:                      $13.47
Listing requirements: Approved for listing upon NYSE
Lock-up provisions:      90 days, except for: (i) the Company's sale of Shares
      pursuant to the Purchase Agreement and the related Pricing Agreement,
      (ii) the Company's issuance of Common Stock upon the exercise of presently outstanding stock options or upon the exchange of Units, (iii) the issuance of Units in connection with the acquisition of property so long as such Units do not represent, in the aggregate, in excess of 10% of the outstanding equity of the Company and the Property Partnerships and their Subsidiaries, (iv) the Company's issuance of Preferred Stock (or underlying Common Stock) as contemplated by the Investment Agreement between the company and Five Arrows Realty Securities L.L.C. dated as of December 31, 1996 and (v) the Company's grant of options or restricted stock or issuance of Common Stock to any of its employees or directors under any existing employee benefit incentive compensation or similar plan or the issuance of Common Stock under the Company's dividend reinvestment plan; provided, however, no lockup period applies to the Company's issuance of shares in connection with the CRIT Acquisition.
Closing date and location: November 18, 1997; Office of Paul, Hastings,
      Janofsky & Walker LLP

           All of the provisions contained in the document attached as Annex I entitled "LEXINGTON CORPORATE PROPERTIES, INC. Common Stock Purchase Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be apart of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.
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     Please accept this offer no later than 5:00 P.M. (New York City time) on
November 12, 1997 by signing a copy of this Pricing Agreement in the space set forth below and returning the signed copy to us.

                                    Very truly yours,

                                    BEAR, STEARNS & CO. INC.

                                    By: /s/ STEPHEN M. PARISH
                                        -----------------------------------
                                          Authorized Signatory

                                    Acting on behalf of themselves and the other
                                          named Underwriters.

Accepted:

LEXINGTON CORPORATE PROPERTIES, INC.

By: /s/ T. WILSON EGLIN
    --------------------------------
   Name: T. Wilson Eglin
   Title: President

LEPERCQ CORPORATE INCOME FUND
  L.P., a Delaware limited partnership

By: Lexington Corporate Properties, Inc.
    the sole shareholder of LEX GP 1, Inc.,
    which is sole general partner of
    Lepercq Corporate Income Fund L.P.

    By: /s/ T. WILSON EGLIN
        -----------------------------
       Name: T. Wilson Eglin
       Title: President

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LEPERCQ CORPORATE INCOME FUND
  II L.P., a Delaware limited partnership


By: Lexington Corporate Properties, Inc.
    the sole shareholder of LEX GP 1, Inc.,
    which is sole general partner of
    Lepercq Corporate Income Fund II L.P.

    By: /s/ T. WILSON EGLIN
        -------------------------------------------
       Name: T. Wilson Eglin
       Title: President

LXP I, L.P.

    By:   Lexington Corporate Properties, Inc.,
          the sole shareholder of LXP I, Inc.,
          which is the sole general partner of
          LXP I, L.P.


By: /s/ T. WILSON EGLIN
    ------------------------------------------------
   Name: T. Wilson Eglin
   Title: President

LXP II, L.P.

    By:   Lexington Corporate Properties, Inc.,
          the sole shareholder of LXP II, Inc.,
          which is the sole general partner of
          LXP II, L.P.

By: /s/ T. WILSON EGLIN
    -------------------------------------------------
   Name: T. Wilson Eglin
   Title: President